UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PowerShares Exchange-Traded Fund Trust II

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	(See Below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

301 West Roosevelt Road, Wheaton, Illinois	60187
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of the Exchange on Which Each Class is to be so Registered
Shares of beneficial interest, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-138490; 811-21977.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.           Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.01 par value, of PowerShares S&P SmallCap Consumer Discretionary Portfolio, PowerShares S&P SmallCap Consumer Staples Portfolio, PowerShares S&P SmallCap Energy Portfolio, PowerShares S&P SmallCap Financials Portfolio, PowerShares S&P SmallCap Health Care Portfolio, PowerShares S&P SmallCap Industrials Portfolio, PowerShares S&P SmallCap Information Technology Portfolio, PowerShares S&P SmallCap Materials Portfolio and PowerShares S&P SmallCap Utilities Portfolio, each a series of PowerShares Exchange-Traded Fund Trust II (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 133 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-138490; 811-21977) filed on March 24, 2010, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust’s investment portfolio to which this filing relates and its I.R.S. Employer Identification Number is as follows:

PowerShares S&P SmallCap Consumer Discretionary Portfolio	27-1805681
PowerShares S&P SmallCap Consumer Staples Portfolio	27-1805740
PowerShares S&P SmallCap Energy Portfolio	27-1805359
PowerShares S&P SmallCap Financials Portfolio	27-1805321
PowerShares S&P SmallCap Health Care Portfolio	27-1805643
PowerShares S&P SmallCap Industrials Portfolio	27-1805484
PowerShares S&P SmallCap Information Technology Portfolio	27-1805586
PowerShares S&P SmallCap Materials Portfolio	27-1805544
PowerShares S&P SmallCap Utilities Portfolio	27-1805406

Item 2.           Exhibits

1.                                       The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a) to Pre-Effective Amendment No. 7 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on September 20, 2007.

2.                                       The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on June 6, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

POWERSHARES EXCHANGE-TRADED FUND TRUST II

Date: March 23, 2010	By:	/s/ Ben Fulton
Ben Fulton
Vice President